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                                  EXHIBIT 10.4

             MEMORANDUM OF UNDERSTANDING WITH THE BANK OF EAST ASIA


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                         THE BANK OF EAST ASIA, LIMITED
                                  LONDON BRANCH


Mr. Stephen North
Call 21 Ltd
Unit 4 Pinewood Place
Epsom
Surrey
KT19 OBZ
                                                                   13 April 2000


Ref:     Memorandum of Understanding

Dear Stephen

Following our review of the specification you kindly forwarded I am now pleased to confirm our intent to use your Internet service on the following basis.

1. All calls through the telephone service proposed to connect our various branches in the UK i.e. London, Birmingham and the proposed branch in Manchester are to be free of charge.

2. A clean trial period at no cost to the Bank of three months in the UK is required to ensure that the network performs to the level as specified and agreed between both parties, which will include both its call quality and system performance. During this period we will approach our Head office to seek their views on testing at their end.

3. Subject to the above criteria being met and final approval from our Head Office, we would upon subscription which we understand will be discounted for the first year as one of your first customers, receive all telephone calls free of charge between the UK and Overseas Offices.

4. We understand that the Wide Area Network Service will not initially form part of the new service, however, we understand that it is your intention to provide such a service subject of course to Security and Bandwidth availability. We would therefore require a letter of intent from the company to facilitate and integrate such a service within a time frame of 6 months, from installation to final commissioning.

I look forward to your comments in due course.

Yours sincerely,

/s/ Barry Naulls
Barry Naulls
Financial Controller

                      75 Shaftesbury Avenue London W1V8B8
              TEL: 0171-734 3434 TELEX: 262005 FAX: 0171-734-0523
               (INCORPORATED IN HONG KONG WITH LIMITED LIABILITY)